EXHIBIT 10.3


                               PURCHASE AGREEMENT

                                    of Assets

                                 By And Between

                                   BAJJER, LLC

                                       And

     MBI MORTGAGE MANAGEMENT CORP, MBI MORTGAGE SERVICES LTD AND SCOTT SEARS

This PURCHASE AGREEMENT (the "Agreement") executed on March 25, 2005 is between Bajjer, LLC ("Bajjer") or its designated assignee, a Texas limited liability company, MBI Mortgage Management Corp (MBI Management), a Texas Corporation, MBI Mortgage Services, LTD ("MBI") a Texas Limited Partnership, and Scott Sears ("Sears").

       In consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:

     WHEREAS, Sears desires to sell certain intangible assets associated with the business of MBI, a mortgage brokerage, to Bajjer; and

     WHEREAS, Bajjer desires to exchange $740,000 worth of stock in Bajjer, or its designated assignee, to MBI in return for certain assets and the business of MBI (the "Business").

     NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:



SECTION 1. PURCHASE AND SALE

     1.1. AGREEMENT TO SELL THE SEARS INTANGIBLE ASSETS. Sears shall sell, grant, convey, transfer, assign and deliver intangible assets and business records described on Attachment B (the "Sears Intangible Assets") to Bajjer. Bajjer agrees to purchase the Sears Intangible Assets.


     1.2. THE CLOSING OF SALE OF THE SEARS INTANGIBLE ASSETS. The closing of the sale of Sears Intangible Assets shall be conducted on the Closing Date defined herein (or sooner or later as agreed by the parties). On the Closing Date, Sears shall sell to Bajjer and Bajjer shall purchase from Sears, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, the Sears Intangible Assets. Bajjer shall pay to Sears the consideration set forth in paragraphs 2.1.

       1.3. AGREEMENT FOR MBI TO CONTRIBUTE ASSETS IN EXCHANGE FOR $740,000 WORTH OF STOCK IN NEWCO. MBI shall contribute certain assets listed on ATTACHMENT C (the "Contributed Business Assets") in exchange for $740,000 worth of stock in Bajjer, or its designated assignee (the "Bajjer Stock"). Bajjer agrees to exchange the Bajjer Stock for the Contributed Business Assets of MBI.

     1.4. THE CLOSING OF THE SALE OF THE CONTRIBUTED BUSINESS ASSETS. The closing of the sale of the Contributed Business Assets in exchange for the Bajjer Stock shall be conducted on the Closing Date (or sooner or later as agreed by the parties). At the Closing Date, Bajjer shall issue the Bajjer Stock and MBI shall contribute the Contributed Business Assets in return, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the Exhibits hereto, and consistent with the consideration set forth in paragraphs 2.1.



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SECTION 2. PURCHASE PRICE; ASSUMPTION OF LIABILITIES


     2.1. PURCHASE PRICE. The purchase price for the transactions identified above shall be $1,000,000 paid in the following manner and in the following order:

         On the Closing Date, Bajjer first shall pay to Sears $260,000.00 for the Sears Intangible Assets. Bajjer shall pay $200,000.00 of the purchase price for the Sears Intangible Assets by certified check or wire transfer made payable to the Sears on the Closing Date and Bajjer shall pay $60,000 of the purchase price for the Sears Intangible Assets via a note which matures six months from Closing Date.

         On the Closing Date, MBI shall second contribute, grant, convey, transfer, assign and deliver to Bajjer all of its assets, i.e. the Contributed Business Assets for the Bajjer Stock. Payment in stock shall occur as follows:

                  a. Two hundred fifty thousand (250,000) shares of common stock of BAJJER, or its designated assignee. The common stock will have re-sale registration rights in the BAJJER, or its designated assignee, Form SB-2 filing with the Securities and Exchange Commission ("SEC") and with an agreement that upon the receipt of an effective registration from the SEC, this common stock can be sold over a one (1) year period.

                  b. Five hundred thousand (500,000) shares of common stock of BAJJER, or its designated assignee. This common stock will be restricted from resale for a one (1) year period.

                  c. Bajjer, or its designated assignee, agree that for a period of twelve (12) months from the Closing Date, in the event Bajjer sells shares of its common stock to a third party purchaser or investor at a price less than $1.00 per share, it shall issue and deliver additional shares of its common stock to MBI in an amount sufficient to reduce the average price of the shares then held by MBI to the price at which Bajjer sold such shares to the third party purchaser or investor.

     2.2. ASSUMPTION OF ACCOUNTS PAYABLE. At the end of the day on the Closing Date, Bajjer shall be responsible for payment of all accounts payable and liabilities of the Business accruing after the Closing Date and Sears and MBI Management shall be responsible for and pay all accounts payable and other liabilities of the Business accruing prior to the Closing Date.


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SECTION 3. CLOSING DATE; TRANSFER PROCEDURES; DEFAULT

     3.1. Bajjer shall begin operating the business of MBI after the Closing Date. Sears shall assist in such operating as an employee of Bajjer.

     3.2. CLOSING DATES AND LOCATIONS. Closing of the transactions specified herein shall be held at such time and place as the parties may agree.

     3.3. TRANSFER PROCEDURES.

     (a) AS PERTAINING TO THE SEARS INTANGIBLE ASSETS AND CONTRIBUTED BUSINESS ASSETS. Such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the parties respective counsel, as shall be effective to vest in the purchasers identified herein all of the right, title and interest in and to the Sears Intangible Assets and Contributed Business Assets purchased free of any liens and/or incumbrances; and

     (b) THIRD PARTY CONSENTS. Evidence that all contracts or rights of MBI which cannot be transferred effectively without the consent of third parties have received such consent, or if such consent is unobtainable, an agreement satisfactory to the purchaser of interests herein and its counsel assuring the benefits of such contracts or rights.

     3.4. PURCHASE PRICE. On the Closing Date, Bajjer shall pay to Sears the total purchase price for the Sears Intangible Assets in accordance with paragraph 2.1. On the Closing Date, Bajjer shall pay to MBI the total purchase price for the Contributed Business Assets in accordance with paragraph 2.1.

     3.5. CONDUCT OF BUSINESS. Until Closing Date, Sears and MBI Management will use his reasonable commercial efforts to conduct the business in a reasonable and prudent manner in accordance with past practices; will engage in no transaction out of the ordinary course of business; will enter into no agreement or transaction other than those in the ordinary course of business extending beyond the Closing Date without notification to Bajjer; will use best efforts to preserve the existing business organizations and relations with employees, customers, suppliers, and others with whom there is a business relationship; will conduct the business in compliance with all applicable laws and regulations; and will not pay any bonuses or make any salary or wage increases without consulting Bajjer.

     3.9 DEFAULT BY PURCHASER. In the event of default by the purchaser to consummate this transaction and all conditions herein, this Agreement shall, at the option of Sears, terminate. In such event (i) MBI and Sears shall cause all cash and stock to be refunded to Bajjer or its assignee within 5 business days, and (ii) Bajjer shall release the Contributed Business Assets and Sears Intangible Assets back to MBI. Such reconveyance shall be considered a rescission.



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     3.10 DEFAULT BY SELLER. In the event of default by any seller herein to consummate any transaction herein (through acts, omissions, or otherwise), Bajjer shall provide written notice to the seller allowing seller 5 business days to cure said default. If seller fails to cure within 5 business days, this Agreement shall terminate and (i) MBI shall cause all stock to be refunded to Bajjer within 5 business days, and (ii) Bajjer shall release the Contributed Business Assets and Sears Intangible Assets back to MBI, and Sears shall refund Bajjer all consideration for the Sears Intabgible Assets. Such reconveyance shall be considered a rescission.





SECTION 4. REPRESENTATIONS AND WARRANTIES



      4.1 TITLE TO THE SEARS INTANGIBLE ASSETS AND THE CONTRIBUTED BUSINESS ASSETS. Sears and MBI each hereby represent and warrant to Bajjer, or its assignee, that they have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them in the Business, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all security interests. Without limiting the generality of the foregoing, the Sears and MBI each have good and marketable title to all of the Sears Intangible Assets and the Contributed Business Assets, free and clear of any security interest or restriction on transfer.

     4.2. TAX MATTERS. Sears and MBI Management have filed or caused to be filed all federal, state and local tax returns and reports of the MBI through the taxable year ended 2004 which are due and required to be filed and have paid or caused to be paid all taxes due through year ended 2004 and any assessment of taxes received, except taxes or assessments that are being contested in good faith and have been adequately reserved against.

     4.3. ACCOUNTS RECEIVABLE. Sears and MBI Management represent and warrant that all accounts receivable balances as determined as of the Closing Date (the "Account Receivable Balances") are accurate balances and are collectible. To the extent any one or more of the accounts which represent the Accounts Receivable Balances have not been collected within 120 days of the Closing Date (the "Stale Receivables"), Sears will issue a refund of Bajjer Stock in an amount equivalent to the value of the Stale Receivables back to Bajjer. At the option of Sears (i) Bajjer will continue to pursue collection for the benefit of the Sears, or (ii) Bajjer will assign the Stale Receivables to the Sears along with all back-up support.

     4.4. COMPLIANCE WITH LAWS. To the knowledge of, and to the best of their ability, Sears and MBI Management (collectively the "Selling Parties") have complied with and are not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, zoning, safety, health or price or wage control law, ordinance, rule, regulation or order) applicable to its operations, business or properties as presently constituted which materially adversely affect or, so far as the Selling Parties can now foresee, may in the future materially adversely affect, Bajjer.

     4.5. AUTHORIZATION. The Selling Parties, as applicable, have full power and authority to enter into this Agreement and consummate the transactions on its part contemplated hereby. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized by all requisite corporate action. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Selling Parties constitutes a violation or breach of applicable law or of the Selling Parties' Partnership Agreement or organizational documents or any provision of any contract or instrument to which the Selling Parties is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to it, or




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constitutes a default (or would constitute a default, but for the giving of notice or lapse of time or both) under any contract or instrument to which the Selling Parties is a party or by which it is bound. This Agreement constitutes the legal, valid and binding obligation of the Selling Parties enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or equitable principles.

     4.6. DISCLOSURE. To the knowledge of the Selling Parties, no representation or warranty to any purchaser in this Agreement or in any other exhibit, list, certificate or document delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein misleading.

     4.7. COMPLIANCE WITH THIS AGREEMENT. The execution of all transfers of ownership within this agreement shall be complied with by the Selling Parties within 30 days as specified. Bajjer will have the right to rescind this Agreement if all transfers of ownership are not timely completed by the Selling Parties.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF BAJJER.

     5.1. AUTHORIZATION. The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Bajjer. Bajjer has the corporate power and authority to consummate the transactions on their part contemplated hereby, none of which will constitute any violation or breach of Articles of Incorporation or Bylaws. This Agreement constitutes, the legal, valid and binding obligations of Bajjer, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or general equitable principles.

     5.2 COMPLIANCE WITH THIS AGREEMENT. The execution of all transfers of monies within this agreement shall be complied with by the purchasers as specified. Selling Parties have the right if these obligations are not met by the purchasers to rescind this agreement.



     SECTION 6. CONDITIONS PRECEDENT TO BAJJER'S OBLIGATIONS

     All obligations of the purchasers under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions unless otherwise waived in writing by Bajjer, or its assignee:

     6.1. REPRESENTATIONS AND WARRANTIES. The Selling Parties representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the time of the Closing Date.

     6.2. PERFORMANCE OF AGREEMENTS. The Selling Parties shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at or after the Closing Date.

     6.3. ADVERSE CHANGE. There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, in MBI or the Business, whether covered by insurance or not.



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     SECTION 7. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS



     All obligations of any seller under this Agreement are subject to the fulfillment, prior to or at or after the Closing Date, of the following conditions unless otherwise waived in writing by such sellers:

     7.1. REPRESENTATIONS AND WARRANTIES. Bajjer ( the "Purchasing Party") representations and warranties contained in this Agreement shall be true at and as of the time of the Closing Date.

     7.2. PERFORMANCE OF AGREEMENTS. The Purchasing Party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied on or before or after the Closing Date.

     7.3. CLOSING DELIVERIES. The Purchasing Party shall have paid the purchase price for the Sears Intangible Assets and Certain Business Assets as described in paragraph 2.1 hereof.

     7.4. CLOSING CERTIFICATES. The Purchasing Party shall have delivered to the sellers: (i) a certificate of the Secretary or Assistant Secretary of the Purchasing Party certifying and attaching true and complete copies of the resolutions of the Board of Directors of the Purchasing Party authorizing the execution and delivery of this Agreement and the performance of the obligations of the Purchasing Party hereunder; and (ii) a certificate of the President or Vice President of the Purchasing Party confirming satisfaction of the conditions set forth in paragraphs 7.1 and 7.2 above.

     7.5 ACQUISITION OF $100 MILLION IN MORTGAGE VOLUME. The Purchasing Party shall continue to execute its business plan and acquire one or more mortgage brokerages which shall contribute over $100 million dollars in mortgage volume to Bajjer. Said acquisitions shall occur within six months after the Closing Date.

     7.6 ACQUISITION OF A MORTGAGE BANKING OPERATION. The Purchasing Party shall continue to execute its business plan and acquire one or more Mortgage Banking Operation which shall be capable of banking over $250 million in mortgages a year. Said acquisitions shall occur within eighteen months after the Closing Date.

     7.7 STRATEGIC ALLIANCE WITH A MORTGAGE BANKING OPERATION. The Purchasing Party shall continue to execute its business plan and have a strategic alliance with one or more Mortgage Banking Operations capable of banking over $100 million in mortgages a year. Said Strategic Alliance shall be operational on the Closing Date.

     7.8 GROWTH OF ABAS. The Purchasing Party shall continue to execute its business plan and establish ABA's capable of generating over $3.5 million dollars in business in a month. Said volume of Bajjer's ABA business shall be operational twelve months from the Closing Date.



In the event that the foregoing conditions have not been accomplished within the specified timeframes, Sears and MBI Management may at their option find Bajjer in default. Upon written notice, Bajjer will have 5 business days to cure said default. If the default is not cured within 30 days, Sears and MBI Management may terminate this Agreement without liability upon written notice to the other parties hereto.



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     SECTION 8. INDEMNIFICATION

     8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the Purchasing Party and Selling Parties in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing Date for a period of one year.

     8.2. INDEMNIFICATION BY THE SELLING PARTIES. The Selling Parties shall defend, indemnify and hold the Purchasing Party harmless from and against: (a) any and all liabilities and obligations of, or claims against, the Selling Parties not expressly assumed by the Purchasing Party as Liabilities pursuant to paragraph 2.2; and (b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys, fees whether or not reduced to judgment, order or award, caused by or arising out of the material breach of any agreement of or any material representation or warranty made by the Selling Parties in this Agreement or in any exhibit, list, certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted.

     8.3. INDEMNIFICATION BY THE PURCHASING PARTY. The Purchasing Party shall defend, indemnify and hold the Selling Parties harmless from and against: (a) the Liabilities assumed by the Purchasing Party pursuant to paragraph 2.2; (b) all damages, losses and out-of-pocket expenses including reasonable attorneys fees, caused by or arising out of the breach of any agreements of or any representation or warranty made by the Purchasing Party in this Agreement or in any certificate or document delivered by it pursuant hereto; provided, that no such claim for indemnification hereunder may be asserted; and (c) any liabilities incurred after the Closing Date Date.

     8.4. DEFENSE OF CLAIMS. Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this Section 8, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing.



     SECTION 9. POST-CLOSING MATTERS



     9.1. FURTHER ASSURANCES. At the request of the Purchasing Party from time to time, the Selling Parties will execute and deliver such further reasonable instruments and will take such other reasonable action more effectively to consummate the transactions contemplated by this Agreement and to put the Purchasing Party into ownership, possession and control of all the limited partnership interests and assets purchased to the exclusion of all others whose claims may have arisen prior to the Closing Date.

     9.2. RESPONSIBILITY FOR LITIGATION. MBI Management shall be responsible for all present or future litigation and claims for injury and related expenses arising out of its conducting the business up to the time of the Closing Date. With respect to product liability claims, MBI Management shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be, by MBI prior to the Closing Date and Bajjer shall be responsible for all claims for injury arising out of products sold or services delivered, as the case may be after the Closing Date. The party liable shall direct or control, or continue to direct or control, as the case may be, the conduct of such litigation. The other party shall cooperate with any reasonable requests of the party liable or its attorneys in the defense of such litigation, including the availability of records, books or other corporate documents. To the extent testimony of the other party's employees is necessary, the other party shall make them available consistent with the needs of the business and shall be reimbursed for all out of pocket expenses incurred by the other party or individual employees and pro rata salaries and payroll costs for the time such employees devote to complying with the requests of the party liable hereunder.


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     SECTION 10. MISCELLANEOUS

     10.1. ARBITRATION. If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

     10.2. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas and enforceable in Montgomery County, Texas.

     10.3. ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written approval of the other party. This Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and permitted assigns and to the Sellers and its successors and permitted assigns.

     10.4. HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not constitute a part of this agreement or affect its meaning in any way.

     10.5. NO PUBLICITY. No press releases or public disclosures, either written or oral, of the transactions contemplated by or concluded under this Agreement, shall be made without the prior knowledge and written consent of the Purchaser.

     10.6. ENTIRE AGREEMENT AND AMENDMENT. This document states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.




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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.


MBI MORTGAGE SERVICES, LP ("MBI")


/S/ SCOTT SEARS
--------------------------------------
By:  MBI Mortgage Management Corp
By:  Scott Sears, Manager


/S/ SCOTT SEARS
--------------------------------------
Scott Sears, Individually
ADDRESS FOR NOTICES:
1109 River Road
Montgomery, TX 77356



BAJJER, LLC

/s/ BRUCE A. HALL
--------------------------------------
By: Bruce A. Hall, Managing Member







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                                  ATTACHMENT B

All of the following assets owned by Sears:

1. All contracts or other rights to provide mortgage brokerage services to persons in the State of Texas.
2. All customer lists, addresses, and other material information relating to customers with whom Sears have developed relationships.
3. All lists of prospective customers, addresses, and other material information relating to prospective customers with whom Sears have developed relationships.
4. A detailed description of activities undertaken with respect to retention of existing customers.
5. A detailed description of potential new markets relating to the mortgage brokerage business.
6. All pricing lists, historical sales records, promotional allowances, rebate records, and other financial information about strategies in pricing the mortgage brokerage business.
7. All vendor or supplier lists, addresses, and other material information relating to vendors or suppliers with whom Sears have developed relationships.
8. All lists of laborers, addresses, and other material information relating to employees with whom Sears have developed relationships.
9. All information and other date regarding the means of obtaining employees for the mortgage brokerage business.
10. All financial contact lists, addresses, and other material information relating to financial services providers with whom Sears have developed relationships.
11. All books and records, operating systems, training manuals or programs, accounting systems and internal control procedures, marketing materials, and any other information base relating to the operation of a mortgage brokerage business.
12. All other records relating to the mortgage brokerage business and the goodwill associated therewith.


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